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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-66738, 33-86946, 33-95050, 33-92878, 33-98170,
333-1632, 333-15655) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No.'s 33-95008, 33-99197, 333-03251 and 333-12019) of PETsMART, Inc. and Subsidiaries of our report dated June 9, 1995, relating to the combined financial statements of Sporting Dog Specialties, Inc. and Affiliates, which appears in this Form 10-K.

DAVIE, KAPLAN & BRAVERMAN, P.C.

Rochester, New York
April 23, 1997